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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) November 30, 2001


                         FOREST OIL CORPORATION
           (Exact name of registrant as specified in charter)



           New York                   1-13515            25-0484900
         (State or other juris-    (Commission         (IRS Employer
      diction of incorporation)      file number)      Identification No.)



               1600 Broadway, Suite 2200, Denver, CO 80202
           (Address of principal executive offices) (Zip Code)


   Registrant's telephone number, including area code: (303) 812-1400

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ITEM 5.  OTHER EVENTS.

      Forest Oil Corporation announced today that the previously announced transaction with Unocal Corporation to jointly explore and exploit certain properties in the central Gulf of Mexico, primarily in the South Marsh Island and Vermilion areas of the shelf, closed on November 30, 2001. Unocal acquired a portion of Forest's proved reserve base estimated at about four percent of estimated proved reserves and five percent of current production. Previously, in a press release dated November 6, 2001, Forest announced the proposed transaction with Unocal. Forest received cash proceeds at closing of approximately $118 million.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(a)   Financial Statements.

      Not applicable.

(b)   Pro Forma Financial Information.

      Not applicable.

(c)   Exhibits.

      Not applicable.



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FOREST OIL CORPORATION
                                           (Registrant)



Dated:  November 30, 2001              By      /s/ Joan C. Sonnen
                                         ---------------------------------
                                            Joan C. Sonnen
                                            Vice President - Controller
                                            And Chief Accounting Officer